Exhibit 99.1

News Release Five Radnor Corporate Center, Suite 500 100 Matsonford Road Radnor, PA 19087

FOR IMMEDIATE RELEASE

PVR PARTNERS, L.P. ANNOUNCES CLOSING OF

PUBLIC OFFERING OF COMMON UNITS AND FULL EXERCISE OF OVER-ALLOTMENT OPTION

RADNOR, PA - November 15, 2012 . . . PVR Partners, L.P. (NYSE: PVR) has completed its previously announced public offering of common units representing limited partner interests in PVR. Including the over-allotment option, which was exercised in full by the underwriters, PVR sold a total of 7,475,000 common units at a price to the public of $23.11 per common unit. PVR intends to use the net proceeds of approximately $165.7 million from the offering, after deducting underwriting discounts and commissions and estimated expenses, to repay a portion of the borrowings outstanding under its revolving credit facility.

Wells Fargo Securities, BofA Merrill Lynch, Barclays, Citigroup, J.P. Morgan, RBC Capital Markets and UBS Investment Bank acted as joint book-running managers in connection with the offering. BB&T Capital Markets acted as a co-manager in connection with the offering. Copies of the prospectus supplement and accompanying base prospectus related to the offering may be obtained from the underwriters as follows:

Wells Fargo Securities

Attention: Equity Syndicate Department

375 Park Avenue

New York, New York 10152

Telephone: (800) 326-5897

Email: cmclientsupport@wellsfargo.com

BofA Merrill Lynch

222 Broadway

New York, New York 10038

Attn: Prospectus Department

Email: dg.prospectus_requests@baml.com

Barclays

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: (888) 603-5847

Email: Barclaysprospectus@broadridge.com

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: (800)831-9146

PVR Closes Unit Offering	Page 2

J.P. Morgan

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: (866) 803-9204

RBC Capital Markets

Attn: Prospectus Department

3 World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281

Telephone: (877) 822-4089

UBS Investment Bank

Attn: Prospectus Department

299 Park Avenue

New York, New York 10171

Telephone: (888) 827-7275

An electronic copy of the prospectus supplement and the accompanying base prospectus is available from the Security and Exchange Commission’s (the “SEC”) website at http://www.sec.gov.

The common units will be offered and sold pursuant to an effective shelf registration statement previously filed by PVR with the SEC. This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The offering may be made only by means of a prospectus supplement and the accompanying base prospectus.

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PVR Partners, L.P. (NYSE: PVR) is a publicly traded limited partnership which owns and operates a network of natural gas midstream pipelines and processing plants, and owns and manages coal and natural resource properties. Our midstream assets, located principally in Texas, Oklahoma and Pennsylvania, provide gathering, transportation, compression, processing, dehydration and related services to natural gas producers. Our coal and natural resource properties, located in the Appalachian, Illinois and San Juan basins, are leased to experienced operators in exchange for royalty payments.

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This press release includes “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included in this release that address activities, events or developments that PVR expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “projects,” “should” and other similar expressions. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside PVR’s ability to control or predict, which could cause results to differ materially from those expected by management. Such risks and uncertainties include, but are not limited to, regulatory, economic and market conditions, our ability realize the anticipated benefits from the acquisition of Chief Gathering LLC, the timing and success of business development efforts and other uncertainties. Additional information concerning these and other

PVR Closes Unit Offering	Page 3

factors can be found in our press releases and public periodic filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2011 and most recently filed Quarterly Reports on Form 10-Q. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Stephen R. Milbourne
Director - Investor Relations
Phone: 610-975-8204
E-Mail: invest@pvrpartners.com